CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 17, 2015, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Heritage-Crystal Clean, Inc. on Form 10-K for the year ended January 3, 2015. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Heritage-Crystal Clean, Inc. on Form S-3 (File No. 333-193069), Form S-8 (File No. 333-199335), Form S-8 (File No. 333-184569) and Form S-8 (File No. 333-149791).

/s/ GRANT THORNTON LLP
Chicago, Illinois
March 17, 2015